EXHIBIT 3.3

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
FLUSHING FINANCIAL CORPORATION

      Flushing Financial Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

      DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of the Corporation duly adopted resolutions that set forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

RESOLVED, the Board of Directors hereby proposes, and declares it advisable, that the Certificate of Incorporation of this Corporation be amended by changing Article Fourth, Paragraph (A) so that, as amended, said paragraph of said Article shall be and read as follows:

"FOURTH: (A) The total number of shares of all classes of stock which the Corporation shall have authority to issue is 105,000,000, consisting of 5,000,000 shares of preferred stock, par value $.01 per share (hereinafter referred to as "Preferred Stock"), and 100,000,000 shares of common stock, par value $.01 per share (hereinafter referred to as "Common Stock")."

      SECOND: That thereafter an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the majority of the outstanding shares was voted in favor of the amendment.

      THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by John R. Buran, its authorized officer, this 19th day of May, 2010.

                                                                                                FLUSHING FINANCIAL CORPORATION

                                                                                                BY: /S/ JOHN R. BURAN
                                                                                                  --------------------------------
                                                                                                Name:  John R. Buran
                                                                                                Title: President and Chief Executive Officer